Comstock Mining Provides Strategic Updates; MCU Secures Major International Remediation Project; Opportunity Fund Strategic Acquisitions Virginia City, NV (February 11, 2020) Comstock Mining Inc. (“Comstock” or the “Company”) (NYSE American: LODE) today provided updates on key components of the Company’s strategic objectives, including updates on its strategic investees, Mercury Clean Up LLC (“MCU”) and Sierra Springs Opportunity Fund Inc. (“SSOF”). Strategic Transactions Advancing Value During 2019, the Comstock Board of Directors approved a transformational strategy focused on high-value, cash- generating, precious metal-based activities, (the “Strategic Focus”) including, but not limited to, environmentally friendly and economically enhancing clean mining and processing technologies, precious-metal exploration, resource development, economic feasibility assessments and cash-generating mineral production. The Company has made major strategic advancements with its new ventures, including its recent investment in and partnership with Mercury Clean Up LLC and recent investments in and by Sierra Springs Opportunity Fund Inc. Mr. Corrado De Gasperis, Executive Chairman and CEO stated, “MCU has engaged its first international remediation project, signing a landmark, definitive agreement with Clean Ore Solutions, and forming a joint venture where MCU will lead and partner in a major mercury remediation and rehabilitation project in the Philippines. Additionally, SSOF has acquired and owns 100% of Silver Springs Regional Airport LLC and Sierra Clean Processing LLC, a 180,000 plus square foot manufacturing facility adjacent to the Silver Springs Regional Airport.”

MCU Signs Landmark International Joint Venture Agreement In 2017, over 125 countries and signatories adopted the Minamata Convention, an international treaty that pushes governments to reduce mercury pollution. The treaty bans the mining of mercury ores, requires implementation of the most up-to-date mercury reduction technologies, and instructs mercury-using industries to stop using by 2020. In June 2019, Comstock Processing LLC, joined MCU, in collaboration with Oro Industries Inc. (“Oro”), for the manufacture and global deployment of mercury remediation systems with proprietary mechanical, hydro, electro- chemical and oxidation processes to reclaim and remediate mercury, and contained metals, from soils and tailings. On February 7, 2020, MCU signed a definitive joint venture agreement with Clean Ore Solutions OPC (“COS”), to partner and lead in a major mercury remediation project located in the Philippines. The joint venture will be named Clean Mineral Recovery Technologies (“CMRT”), and be between COS (60%) and MCU (40%), with the goal of removing mercury in accordance with government sponsored mercury remediation plans (the “Philippines Project.”) MCU and COS shall work closely on securing all of the joint ventures rights to the Philippines Project and securing and maintaining all pertinent government permits and approvals using MCU’s mercury remediation technologies. A seven-member JV Board shall include three members from MCU, with equipment deliveries expected this summer. Only recently, through the Minamata Convention, has there been a global effort to stop the use of mercury in mining. This United Nations priority has united scientists, NGO’s, governments and communities against these practices. More recently, actual engineered technologies and solutions through MCU, have begun testing and evaluating mercury remediation solutions from contaminated sites. This year, governments, led by the Philippines and others, are zeroing in on the biggest mercury polluter of all, gold mines, and have begun prohibiting the use of mercury. MCU, partnered with COS, and coupled with Oro and Comstock, has the technology, equipment, and process know- how, to commence the remediation and rehabilitations of these environments and provide one of the most advanced solutions for remediating mercury contamination and eliminating future use of mercury by providing clean solutions. MCU, The Comstock and The Carson River Mercury Superfund Site Comstock and MCU have also secured the necessary Nevada permits and approvals and are beginning to mobilize equipment to commence sampling this week. The state-of the-art mercury remediation equipment is also scheduled to begin arriving on site this week. MCU is focused on its first domestic (Carson River Mercury Superfund Site) and its first international (Philippines Project) opportunities, as it establishes itself as the global leader in mercury remediation and related services. Comstock has ownership options for 25% of MCU and other rights that can result in Comstock receiving up to 62.5% of the profits for each mercury remediation opportunity.

Sierra Springs Opportunity Fund and Non-mining Asset Sales Last year, the U.S. Treasury confirmed that all of Storey County and significant parts of Silver Springs, NV, had been certified as Qualified Opportunity Zones. The Company owns non-mining assets in these locations, including substantial lands and senior water rights in Silver Springs, NV, and the Gold Hill Hotel in Storey County, NV. These two, adjacent qualified opportunity zones are located on growing, high volume, logistical highways, railways and airports, with the State of Nevada investing over $125 million in the new USA Parkway and the four-lane expansion of Highway 50, all converging in Silver Springs, NV. Sierra Springs Opportunity Fund Inc. (“SSOF”) was formed to capitalize on the extraordinary, explosive growth of high-tech industries in northern Nevada, and its qualified opportunity zones.

During 2019, SSOF raised over $11 million and acquired Silver Springs Regional Airport LLC and an adjacent, 180,000 plus square foot manufacturing complex (shown below), both as qualifying opportunity zone businesses. SSOF also secured the rights to thousands of developable acres of land and other assets, including an agreement to purchase Comstock’s Silver Springs properties and water rights, all within the immediate proximity of the Tahoe Reno Industrial (TRI) Center. Comstock expects its SSOF ownership, on a fully diluted basis, to be about 9%. The Company has definitive agreements to sell its two properties in Silver Springs, and over 200 acre-feet of senior water rights for just over $10 million and has received an additional $100,000 deposit (totaling over $400,000 escrowed) toward the purchase of these properties. The closing dates for these sales is now February 28, 2020. The Company has reduced its debenture down to approximately $4.8 million, and upon completion of the non-mining asset sales, the Company’s remaining debt will be eliminated, plus initial funding for the Company’s growth. Liquidity and Capital Resources The following sequence of pro formas represents the near-term transition of Comstock’s financial position over the next 6 months, giving effect to the elimination of debts and other obligations, including the Northern Comstock JV obligations and transitioning to a debt free, JV obligation-free, well-funded Company, positioned for growth. The Company has not raised equity in 2020, and looks forward to the non-mining asset sales for eliminating debt and funding growth. The Company expects over $5 million in proceeds from Tonogold and $10 million in proceeds from non-mining assets sales, both under existing agreements, for achieving the estimated pro forma results below.

(US$ in thousands, except per share data. Non-GAAP)	Pro Forma - Unaudited Lucerne Sale (50%) 12/31/2019	Pro Forma Estimate Post Silver Springs Sales 2/28/2020	Pro Forma Estimate Lucerne & Daney Sales (100%) 6/30/2020
Cash and Cash Equivalents	**$ 1,015**	**$ 4,500**	**$ 10,000**
Assets Held For Sale and Cash Payments Due			
Lucerne Properties (1)	$ 1,539	$ 1,539	$ -0-
Industrial Land & Water (Silver Springs)	2,739	-0-	-0-
Commercial Land (Downtown Silver Springs) (2)	3,590	-0-	-0-
Daney Ranch and Gold Hill Hotel	2,625	2,625	478
Total Assets Held For Sale	**$ 10,493**	**$ 4,164**	**$ 478**
Cash Obligation Due-From-Tonogold	$ 5,275	$ 4,450	$ -0-
Tonogold Convertible Preferred Stock (3)	9,195	9,195	9,195
Total Assets Intended for Sale/Monetization	**$ 24,963**	**$17,809**	**$ 9,673**
Debt and Other Obligations			
Senior Secured Debenture	$ 4,929	$ -0-	$ -0-
Northern Comstock JV	6,620	6,320	-0-
Equipment Financing (CAT)	646	593	-0-
Total Debt and Other Obligations	**$ 12,195**	**$ 6,913**	**$ -0-**
Total Common Shares Outstanding(4)	**27,236,489**	**27,236,489**	**27,236,489**

(1) On November 18, 2019, the Company transferred 50% of the membership interest in Comstock Mining LLC, owner of Lucerne, but retained entity control.
(2) Represents the acquisition of the non-mining asset (160-acre Downtown Silver Springs) parcel in December 2019, contracted to sell in February, 2020.
(3) Represents Convertible Preferred Stock from Tonogold with a stated value of $6,100,000 and a fair-market-value of $9,195,000, as of December 31, 2019.
(4) Includes 1,833,332 restricted common shares privately placed in December, 2019, for proceeds of $550,000, and rounding for fractional shares.

Comstock Mining LLC and Tonogold Closing

Tonogold now has a 50% membership interest in Comstock Mining LLC, the entity that owns the Lucerne mine. The transaction alone is now expected to deliver at least $26 million ($11.2 million in cash, $7.6 million in FMV of stock received and over $7.2 million in assumed liabilities) of tangible value to Comstock. The agreement also subsidizes $2.2 million in annualized savings and retains a 1.5% NSR royalty on Lucerne plus future rents payable under a Lease-Option for using the Company's processing facilities. These agreements are expected to and may deliver additional value to Comstock of $20-$35 million based on Tonogold's final mine plans.

Tonogold is current on payments to date and the remaining $5.175 million in cash owed to the Company represents a secured obligation of Tonogold with payments continuing through June 2020. The stated value of the $6.1 million in Tonogold Convertible Preferred Stock was valued at $7.6 million, when received, and was subsequently valued at $9.15 million at December 31, 2019, by an independent third-party valuation firm.

Value Proposition

Comstock's foundational value starts with its land, water and mineral rights on and in its mineral properties on the historic, world-class Comstock Lode, and our planned growth from Comstock's existing mineral properties, including planned resource developments, and new, clean-technology-based ventures from its permitted platform.

This permitted platform includes the 100% owned Comstock Processing LLC, with processing equipment and metallurgical labs, that enable the clean-technology platform, joint ventures and partnerships especially in the area of mercury remediation and reprocessing of residual-leached mineralized materials.

The following table summarizes the components of Comstock's announced strategies, and upward arrows identifying areas of recent progress, based on the estimated potential of future value contributions for the Company (with the low representing the most known and quantifiable and the high representing least known or most nascent):

(Dollars in millions) ***Strategic Value Proposition***	***Valuation Targets***[1] *Low*		*High*
Investment in the Sierra Springs Opportunity Fund, Inc.	$ 3.3	↑	$ 115.0+
Mercury Clean-up – International Project #2	25.0		62.5+
Mercury Clean-up – Clean Mercury Recovery Technology (Philippines)	25.0	↑	62.5+
Mercury Clean-up – Comstock Remediation Project (USA)	1.7	↑	20.0+
Leach Material Reprocessing – Comstock Project	7.0		60.0+
Dayton Mineral Resource Development	40.0		120.0+
Lucerne Mineral Resource Development	26.0	↑	60.0+
Initial Consolidated Comstock Value Target Ranges	**$ 128.0**		**$ 500.0+**

(Dollars in millions) ***Non-Mining Assets***	***Valuation Estimate*** *Low*		*High*
Non-Mining Senior Water Rights	$ 4.5	↑	$ 4.5
Non-Mining Land Values	5.6	↑	10.0
Residual Land Values (post-reclamation)	24.0		32.0
Total Base Land Value	**$ 34.1**		**$ 46.5**

Note (1): Valuation Targets represent management estimates (please see forward looking statements at the end of this release).

Mr. De Gasperis concluded, "We are making remarkable progress since the fourth quarter of last year. MCU has both signed onto its first international remediation project and commenced drilling on the Comstock, with equipment scheduled to begin arriving in Nevada this week. The launch of SSOF and the OZ Funds closing on $11 million in new capital increased the value of Comstock's investment to over $3 million. SSOF also closed on its first acquisitions, including Silver Springs Regional Airport LLC and the 180,000 plus square foot Sierra Clean Processing LLC, manufacturing facility and looks to close on the $10+ million purchase from Comstock this month. The platform is positioned for tremendous growth and we are starting to realize the higher values for this progress."

About Comstock Mining Inc.

Comstock Mining Inc. is a Nevada-based, gold and silver mining company with extensive, contiguous property in the Comstock District and is an emerging leader in sustainable, responsible mining that is currently commercializing environment-enhancing, precious-metal-based technologies, products and processes for precious metal recovery. The Company began acquiring properties in the Comstock District in 2003. Since then, the Company has consolidated a significant portion of the Comstock District, amassed the single largest known repository of historical and current geological data on the Comstock region, secured permits, built an infrastructure and completed its first phase of production. The Company continues evaluating and acquiring properties inside and outside the district expanding its footprint and exploring all of our existing and prospective opportunities for further exploration, development and mining. The Company's goal is to grow per-share value by commercializing environment-enhancing, precious-metal-based products and processes that generate predictable cash flow (throughput) and increase the long-term enterprise value of our northern Nevada based platform.

Forward-Looking Statements This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: consummation of all pending transactions; project, asset or Company valuations; future industry market conditions; future explorations, acquisitions, investments and asset sales; future performance of and closings under various agreements; future changes in our exploration activities; future estimated mineral resources; future prices and sales of, and demand for, our products; future impacts of land entitlements and uses; future permitting activities and needs therefor; future production capacity and operations; future operating and overhead costs; future capital expenditures and their impact on us; future impacts of operational and management changes (including changes in the board of directors); future changes in business strategies, planning and tactics and impacts of recent or future changes; future employment and contributions of personnel, including consultants; future land sales, investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives; the nature and timing of and accounting for restructuring charges and derivative liabilities and the impact thereof; contingencies; future environmental compliance and changes in the regulatory environment; future offerings of equity or debt securities; the possible redemption of debentures and associated costs; future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward- looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: counterparty risks; capital markets’ valuation and pricing risks; adverse effects of climate changes or natural disasters; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration or mining activities; contests over title to properties; potential dilution to our stockholders from our stock issuances and recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting businesses; permitting constraints or delays; decisions regarding business opportunities that may be presented to, or pursued by, us or others; the impact of, or the non-performance by parties under agreements relating to, acquisitions, joint ventures, strategic alliances, business combinations, asset sales, leases, options and investments to which we may be party; changes in the United States or other monetary or fiscal policies or regulations; interruptions in production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, cyanide, water, diesel fuel and electricity); changes in generally accepted accounting principles; adverse effects of terrorism and geopolitical events; potential inability to implement business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors or others; assertion of claims, lawsuits and proceedings; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; inability to maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund or any other issuer. Contact information: Comstock Mining Inc. Corrado De Gasperis Zach Spencer P.O. Box 1118 Executive Chairman & CEO Director of External Relations Virginia City, NV 89440 Tel (775) 847-4755 Tel (775) 847-5272 Ext.151 ComstockMining.com degasperis@comstockmining.com questions@comstockmining.com